                                                                     EXHIBIT 1.1


                                                     Much Shelist Freed, et al.,
                                                      Draft of December 18, 1996



                    [SUBJECT TO CLIENT REVIEW AND APPROVAL]


                         WINTRUST FINANCIAL CORPORATION
                           (an Illinois corporation)

                       1,200,000 SHARES OF COMMON STOCK*


                                AGENCY AGREEMENT



                                                              January ____, 1997

EVEREN Securities, Inc.
77 West Wacker Drive
Chicago, Illinois 60601-1994

Gentlemen:

     Wintrust Financial Corporation, an Illinois corporation (the "COMPANY"), hereby confirms its agreement with EVEREN Securities, Inc. ("EVEREN SECURITIES," "AGENT" or "YOU"), as follows:

Introductory

     The Company is offering for sale, on a best efforts basis, up to 1,200,000 newly issued shares (the "SHARES") of Common Stock, without par value (the "COMMON STOCK"), at a price of $______ per share. The Shares are being offered on a priority basis first to shareholders of the Company as of __________ ___, 1996 (the "RECORD DATE SHAREHOLDERS") and to customers of the Banks (as defined below) as of ____________ ___, 1996 ("RECORD DATE CUSTOMERS") in a subscription offering (the "SUBSCRIPTION OFFERING"). The highest priority will be given in the Subscription Offering to those Record Date Shareholders who place purchase orders for Shares prior to Noon, Central Time, on _____________ __, 1997. To the extent Shares remain available for sale after satisfying purchase orders in the Subscription Offering, the Company is offering Shares for sale to the general public in a direct community offering (the "COMMUNITY OFFERING") with preference given to residents of the communities in which the Banks have offices. The Subscription Offering and Community Offering are collectively referred to herein as the "SUBSCRIPTION AND COMMUNITY OFFERING." Depending on market conditions, the Shares may be offered for sale in the Community Offering to the general public on a "best efforts" basis by a selling group of broker-dealers managed by the Agent. It is acknowledged that the Subscription and Community Offering will terminate at Noon, Central Time, on _____________, 1997 (the "EXPIRATION DATE") unless extended by the Company. It is further acknowledged that the Company may, in its sole discretion,
______________________


* The Company may, in its sole discretion, increase the number of Shares sold by up to 180,000 Shares to cover over-subscriptions in the Subscription and Community Offering.

Everen Securities, Inc.
January __, 1997
Page 2

regardless of any priorities or preferences, accept or reject orders in whole or in part in the Subscription and Community Offering. Once made, subscriptions are irrevocable. Completion of the Subscription and Community Offering is not conditioned upon the sale of any minimum number of Shares. The Company may, in its sole discretion, increase the number of Shares sold by up to 180,000 Shares to cover over-subscriptions in the Subscription and Community Offering. In addition, depending on market conditions, upon completion of the Subscription and Community Offering, any Shares then remaining available for sale may be offered to the general public in an underwritten public offering ("PUBLIC OFFERING") to be managed by the Agent. The Subscription and Community Offering and the Public Offering are referred to collectively herein as the "OFFERING."

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement on Form S-1 (File No. 333-____) (the "REGISTRATION STATEMENT") containing a Prospectus relating to the Offering (the "PROSPECTUS") for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 ACT"), and has filed such amendments thereto, if any, and such amended Prospectuses as may have been required as of the date hereof. The Prospectus, as amended, on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the "PROSPECTUS," except that if the Company files a Prospectus pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS") which differs from the Prospectus on file at the time of the Registration Statement initially becomes effective, or if the Company files an amendment to the Registration Statement subsequent to the time it initially becomes effective and such amendment contains a Prospectus which differs from the Prospectus on file at the time the Registration Statement initially became effective, the term "PROSPECTUS" shall refer to the Prospectus filed pursuant to Rule 424 or contained in such amendment to the Registration Statement from and after the time said Prospectus is filed with or transmitted to the Commission for filing.

     Any terms not expressly defined herein shall have the same definition and meaning as is set forth in the Prospectus.


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Everen Securities, Inc.
January __, 1997
Page 3


SECTION 1.  APPOINTMENT OF AGENT; COMPENSATION TO THE AGENT

     Subject to the terms and conditions herein set forth, the Company hereby appoints EVEREN Securities as its exclusive marketing agent to consult with and advise the Company, and, on a "best efforts" basis, to assist the Company with the solicitations of purchase orders for the Shares in connection with the Company's offering of the Shares in the Subscription and Community Offering.
On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, EVEREN Securities accepts such appointment and agrees to consult with and advise the Company as to the matters set forth in Exhibit A attached hereto and agrees to use its best efforts to solicit purchase orders for Shares in accordance with this Agreement; provided, however, that the Agent shall not be responsible for obtaining purchase orders for any specific number of Shares, shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders or decrees, directives, agreements or memoranda of or with any court, regulatory body, administrative agency, or other government body. Shares will be offered hereunder by means of Stock Order Forms and Certification Forms (the "ORDER FORMS"), the form of which is set forth as Exhibit 99.1 to the Registration Statement. The Company and EVEREN Securities may jointly determine that EVEREN Securities may also assemble and manage a selling group of broker-dealers, all of which will be members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for the Shares on a "best efforts" basis under a Selected Dealer's Agreement (the "SELECTED DEALER'S AGREEMENT"), the form of which is set forth as Exhibit B to this Agreement. Following the Subscription and Community Offering, any Shares then remaining available for sale may be offered to the general public in a "firm commitment" Public Offering to be managed by the Agent. Completion of the Public Offering will be subject to the execution of an underwriting agreement between the Company and the Agent. Whether a Public Offering occurs and an underwriting agreement is executed with the Agent will depend upon, among other factors, on the negotiation of a mutually acceptable underwriting agreement, market conditions then prevailing, the aggregate number of Shares not purchased in the Subscription and Community Offering, and the then-current financial condition of the Company. The number of Shares to be sold in the Public Offering, if any, will be determined by the Agent and the Company.

     In addition to the reimbursement of expenses of the Agent specified in
Section 6 hereof and any amounts which may become payable to the Agent under Sections 7 and 8 hereof, the Company will pay the following fees to the Agent as compensation for the Agent's services under this Agreement:

     (a) A management fee equal to 2.5% of the aggregate Price to Public of the Shares (as set forth on the cover page of the Prospectus, the "PRICE TO PUBLIC") sold by the Company in the Subscription and Community Offerings without the use of commissioned registered representatives.

     (b) In the event the Company and the Agent elect to employ selected broker-dealers (including the Agent) to solicit purchase orders in the Community Offering using the assistance of commissioned registered representatives, the Company will pay the Agent 4.0% of the aggregate Price to Public of the Shares sold by the Company in such manner of which 2.5% would represent the management fee of the Agent and 1.5% would be paid by the Agent to the selected broker-dealer. No commissions will be paid to any broker-dealer except the Agent unless a broker-dealer enters into a Selected Dealer's Agreement with the Agent.


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Everen Securities, Inc.
January __, 1997
Page 4

     (c) In the event the Company and the Agent determine to commence a Public Offering, the terms thereof would be set forth in a mutually satisfactory underwriting agreement executed between them. The nature of the underwriting agreement would be such that the Agent would offer a specified number of Shares to the general public at the Price to Public set forth on the cover page of the Prospectus and purchase such Shares from the Company at such price less an underwriting discount currently estimated to be 6.6%. In the underwriting agreement, the Company would also grant the Agent an option, exercisable within 30 days of the completion of the Public Offering, to purchase up to an additional 15% of the Shares offered in the Public Offering to cover over-allotments, if any, at the same price as would be paid by the Agent for the other Shares purchased pursuant to the underwriting agreement.

     The compensation specified above shall be payable to the Agent in same day funds on the Closing Date (as defined in Section 2 below). The Company agrees to reimburse the Agent for the costs and expenses specified in Section 6 hereof, to the extent such costs and expenses are incurred by the Agent, provided that such reimbursement will not exceed $75,000 without the Company's prior consent.

     The appointment of the Agent hereunder shall terminate upon completion of the Subscription and Community Offering.

SECTION 2.  CLOSING DATE; RELEASE OF FUNDS AND DELIVERY OF CERTIFICATES

     Subject to the terms and conditions of this Agreement, the Company agrees to issue or have issued the Shares sold in the Subscription and Community Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment therefor by release of funds from the non-interest bearing escrow account referred to in Section 5(r) hereof and by the authorized withdrawal of funds from deposit accounts designated by the Company. provided, however, that no such funds shall be released to the Company or withdrawn until the conditions specified in Section 9 hereof shall have been complied with to the reasonable satisfaction of the Agent and its counsel. Such release, withdrawal and payment shall be made at the Closing Date, at 10:00 a.m. Central time, on a business day and at a Bank designated by the Company, on at least two business days' prior notice to the Company and no more than ten business days after the later of the expiration of the Subscription and Community Offering, as extended, or such other time or place as shall be agreed upon by the Agent and the Company. Certificates for Shares shall be delivered directly to the purchasers thereof or in accordance with their directions. The hour and date upon which the Company shall release or deliver the Shares sold in the Subscription and Community Offering, in accordance with terms hereof, are herein called the "CLOSING DATE."

SECTION 2A.  DELIVERY OF FUNDS RECEIVED BY AGENT TO THE COMPANY

     Any funds received by EVEREN Securities or other broker-dealers under a Selected Dealer's Agreement in the Community Offering shall be transmitted (either by U.S. Mail or similar type of transmittal) to the Bank designated by the Company by 12:00 Noon, Central time, of the following business day for deposit in the non-interest bearing escrow account referred to in Section 5(r) hereof. In addition, to the extent that EVEREN Securities desires to solicit indications of interest from its customers, EVEREN Securities will subsequently
(i) contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the Order Form on a customer's behalf, (ii) mail acknowledgments of receipt

Everen Securities, Inc.
January __, 1997
Page 5

of orders to each customer confirming interest on the business day following such confirmation, (iii) debit accounts of such customers on the third business day (the "DEBIT DATE") following receipt of the confirmation referred to in
(i), and (iv) forward completed order forms together with such funds to the designated Bank on or before 12:00 Noon, Central time on the next business day following the Debit Date for deposit in the account referred to in Section 5(r) hereof.

SECTION 3.  SUBSCRIPTION AND COMMUNITY OFFERING; PROSPECTUS

     The anticipated maximum number of Shares to be offered in the Subscription and Community Offering and the Price to Public per Share are as set forth on the cover page of the Prospectus. The Company may, in its sole discretion, increase the number of Shares sold by up to 180,000 Shares to cover over-subscriptions in the Subscription and Community Offering. The total number of Shares may be increased or decreased from the maximum by the Company with the prior consent of the Agent, subject to limitations set forth in the Prospectus.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent as follows:

     (a) The Registration Statement was declared effective by the Commission on ____________ __, 1997. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application and any Sales Document (as such terms are defined previously herein or in Section 7 hereof) authorized by the Company for use in connection with the Subscription and Community Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Prospectus was filed with or mailed to the Commission for filing the Registration Statement, any preliminary or final Prospectus, any Blue Sky Application or any Sales Document (as such terms are defined previously herein or in Section 7 hereof) authorized by the Company for use in connection with the Subscription and Community Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that the representations and warranties in this
Section 4(a) shall not apply to statements in or omissions from such Registration Statement, Prospectus or Sales Document made in reliance upon and in conformity with information furnished to the Company by the Agent expressly regarding the Agent for use in the Prospectus or Sales Document, which information solely consists of the disclosure included in the Prospectus in the second paragraph under the caption "Terms of the Offering -- Plan of Distribution for the Subscription, Community and Public Offerings."

     (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where ownership or leasing of property, or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, property, operations or

Everen Securities, Inc.
January __, 1997
Page 6



income of the Company and its Subsidiaries (as defined below) on a consolidated basis.

     (c) Except as described in the Prospectus, the Company does not own, directly or indirectly, equity securities or any equity interest in any business enterprises other than Lake Forest Bancorp, Inc. an Illinois corporation ("LAKE FOREST"), Hinsdale Bancorp, Inc., an Illinois corporation ("HINSDALE"), Libertyville Bancorp, Inc., an Illinois corporation ("LIBERTYVILLE"), Wolfhoya Investments, Inc., an Illinois corporation ("WOLFHOYA"), and Crabtree Capital Corporation, an Illinois corporation ("CRABTREE") (together, the "HOLDING COMPANY SUBSIDIARIES"), and North Shore Community Bank and Trust Company, an Illinois banking corporation ("NORTH SHORE BANK"), Lake Forest Bank and Trust Company, an Illinois banking corporation ("LAKE FOREST BANK"), Hinsdale Bank and Trust Company, an Illinois banking corporation ("HINSDALE BANK"), Libertyville Bank and Trust Company, an Illinois banking corporation ("LIBERTYVILLE BANK"), and Barrington Bank and Trust Company, N.A., a national banking association ("BARRINGTON BANK") (together, the "BANKS") and First Premium Services, Inc., an Illinois corporation ("FIRST PREMIUM"). (The Holding Company subsidiaries, the Banks and First Premium are referred to together herein as the "SUBSIDIARIES" and the Banks and First Premium are referred to together herein as the "SIGNIFICANT SUBSIDIARIES"). Each Subsidiary has been duly organized and is validly existing as a corporation, an Illinois banking corporation or national banking association, as the case may be, in good standing under the laws of the jurisdiction of its organization or with the Office of the Illinois Commissioner of Banks and Real Estate (the "ILLINOIS COMMISSIONER") or the Office of Comptroller of the Currency (the "OCC"), as the case may be, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and each is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, property, operations or income of the Company and its Subsidiaries on a consolidated basis and each of the Significant Subsidiaries considered separately. The activities of the Company and the Subsidiaries are permitted under applicable federal and state banking laws and regulations.

     (d) All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of the Subsidiaries are owned of record and beneficially by the Company, directly or through Holding Company Subsidiaries, and, except as described in the Prospectus, free and clear of all liens, security interests, charges, claims, encumbrances or restrictions on transfer or rights of others, except for restrictions on transfer set forth in the 1933 Act or under applicable state securities laws.

     (e) KPMG Peat Marwick LLP, the firm which has issued its report on certain financial statements included in the Registration Statement and the Prospectus, are independent certified public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and are independent accountants as required by the 1933 Act and the 1933 Act Regulations.

     (f) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights and by general equitable principles and except as rights to indemnity hereunder may be limited by applicable securities laws. The Company has full power and lawful authority to

Everen Securities, Inc.
January __, 1997
Page 7


issue and sell the Shares to be sold by it hereunder on the terms and conditions set forth herein, all necessary corporate proceedings therefor have been duly and validly taken, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Shares, except such as may be required under the 1933 Act or state securities laws.

     (g) The Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable. The Shares are not subject to preemptive rights of any security holder of the Company.

     (h) The consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement will not conflict in any material respect with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any Subsidiary pursuant to the terms of any indenture, mortgage, deed of trust, agreement for money borrowed or any other material agreement or instrument to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary may be bound, or to which any of the property or assets of the Company or Subsidiary are subject, nor will such action result in any violation of the provisions of the charter or the bylaws, as amended, of the Company or any Subsidiary, or any statute or any order, rule or regulation applicable to the Company or any Subsidiary of any court or any regulatory authority or other governmental body having jurisdiction over the Company or any Subsidiary.

     (i) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization"; the shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued, are fully paid and nonassessable and, to the knowledge of the Company, were issued in compliance with all applicable securities laws; and the capital stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. Except as disclosed in the Prospectus, no options, warrants or other rights or agreements, written or oral, to purchase or otherwise acquire any authorized but unissued shares of Common Stock or other equity interests of the Company or any security convertible into shares of Common Stock or other equity interests of the Company are outstanding or reserved for issuance.

     (j) The Company and each Subsidiary has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described or referred to in the Prospectus or are not, individually or in the aggregate, material in relation to the business of the Company and its Subsidiaries on a consolidated basis and each of the Significant Subsidiaries considered separately; all of the leases and subleases under which the Company or any Subsidiary is the lessor or sublessor of properties or assets, or under which the Company or any Subsidiary holds properties or assets as lessee or sublessee, as disclosed in the Prospectus, which are material to the business of the Company and its Subsidiaries on a consolidated basis, and each of the Significant Subsidiaries considered separately, are in full force and effect, and neither the Company nor any Subsidiary is in default in respect of any of the material terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to the Company's or any Subsidiary's rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the Company's or any Subsidiary's right to the continued

Everen Securities, Inc.
January __, 1997
Page 8

possession of the leased or subleased premises or assets under any such lease or sublease; and each of the Company and each Subsidiary owns or leases all such properties as are necessary to its operations as now conducted and, except as otherwise disclosed in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

     (k) The combined and consolidated financial statements of the Company, together with related schedules and notes, set forth in the Registration Statement and the Prospectus, fairly present the financial position and results of operations of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such statements and related schedules and notes are accurate, complete and correct, comply as to form in all material respects with all applicable accounting requirements, including the 1933 Act Regulations, have been prepared in accordance with generally accepted accounting principles ("GAAP"), which were consistently applied throughout the periods involved, except as otherwise disclosed therein, and are consistent in all material respects with the most recent financial statements and other reports filed by the Company with the Federal Reserve Board (the "FRB"), except for inconsistencies attributable solely to differences between GAAP and regulatory accounting principles. Since the date of the balance sheets included in the Registration Statement, there has been no material change in the financial condition of the Company. The summaries of such financial statements and other financial, statistical and pro forma information and related notes set forth in the Registration Statement and the Prospectus are (i) accurate and correct and fairly present the information purported to be shown thereby at the dates and for the periods indicated on a basis consistent with the audited financial statements of the Company and (ii) in compliance in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. All pro forma adjustments described therein shall have been properly applied on the basis described therein and have been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Any allowance for loan losses by the Company is adequate to cover anticipated losses. The carrying value of any real estate owned by the Company does not exceed the current estimated market value of such real estate owned nor does it exceed the original loan amount secured by such real estate owned plus costs of foreclosure and improvements (as permissible to be capitalized under GAAP) made to such real estate owned by the Company.

     (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be stated therein: (i) there has not been any material change in the condition, financial or otherwise, or earnings, properties or business affairs of the Company and its Subsidiaries on a consolidated basis or each of the Significant Subsidiaries considered separately; (ii) there has not been any change in the capital stock, or any material increase in the long-term debt, of the Company and its Subsidiaries on a consolidated basis or each of the Significant Subsidiaries considered separately, nor has any such entity issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business, consistent with past practices, or issued any options, warrants or rights to purchase its capital stock; (iii) there have not been any material transactions entered into by the Company or any Subsidiary, except those transactions entered into in the ordinary course of business, consistent with past practices; (iv) there has not been any material increase in the aggregate dollar amount of the Significant Subsidiaries' criticized assets, loans more than 90 days past due or real estate owned, or any material decrease in the surplus and reserves or total assets of the Significant Subsidiaries; (v) there has not been any material adverse change in the aggregate amount of the Banks' deposits; (vi) there has not been more than a $_________ million increase in the aggregate amount of the aggregate borrowings of the Company and the Subsidiaries, on a

Everen Securities, Inc.
January __, 1997
Page 9


consolidated basis; (vii) there has not been more than a $___________ million increase in the aggregate amount of fixed-rate loans and investment securities with a remaining term of maturity in excess of five years of the Company and the Subsidiaries, on a consolidated basis; and (viii) there has been no material adverse change in the insurance coverage of the Company or any Subsidiary, including, without limitation, cancellation or other termination of any fidelity bond or any other type of insurance coverage. Neither the Company nor any Subsidiary has any material liability of any kind, contingent or otherwise, except as set forth in the Prospectus. The capitalization, liabilities, assets, properties and business of the Company and the Subsidiaries conform in all material respects to the descriptions thereof contained in the Prospectus.

     (m) Except as disclosed in the Registration Statement and Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any Subsidiary is a party, including, without limitation, any action, suit or proceeding relating to discrimination or environmental matters, before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or other), business or prospects of the Company and its Subsidiaries on a consolidated basis and each of the Significant Subsidiaries considered separately, or might materially and adversely affect the properties or assets thereof, nor is the Company aware of any facts which would form the basis for the assertion of any material claim or liability that are not disclosed in the Registration Statement and Prospectus; and no labor disturbance by the employees of the Company or any Subsidiary exists or is imminent which might be expected to materially and adversely affect the conduct of the business, property, operations, financial condition or earnings of the Company and its Subsidiaries on a consolidated basis and each of the Significant Subsidiaries considered separately.

     (n) The Company and the Subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid, or are contesting in good faith, all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any Subsidiary, which would materially and adversely affect the business or operations of the Company and the Subsidiaries on a consolidated basis.

     (o) All contracts and other documents of the Company or any of the Subsidiaries which are, under the 1933 Act Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

     (p) The Company and each Subsidiary are in possession of all necessary licenses, permits, consents, certificates, orders, trademarks, patent rights, copyright protection and other governmental authorizations currently required for the conduct of their respective businesses, except where failure to obtain such licenses, permits, consents, certificates, orders, trademarks, patent rights, copyright protection or governmental authorizations would not have a material adverse impact on the business or operations of the Company or the Subsidiary, as the case may be, and all such licenses, permits, consents, certificates, orders, trademarks, patent rights, copyright protection or governmental authorizations are in full force and effect, and the Company and each Subsidiary are in all material respects complying therewith; the expiration of any such licenses, permits, consents, certificates, orders, trademarks, patent rights, copyright protection and other governmental authorizations would not materially affect their operations; and none of the products, activities or businesses of the Company or any Subsidiary is in violation of, or causes the Company or any Subsidiary to violate, any material law, rule, regulation or order of the United States, any state, county or locality, or any agency or body of the United States or of any state, county or locality.

Everen Securities, Inc.
January __, 1997
Page 10

Without limiting the generality of the foregoing, the Company and the Holding Company Subsidiaries have all necessary approvals of the FRB and the OCC to own the stock of the Subsidiaries, Barrington Bank has a valid charter from the OCC and each of the other Banks has a valid charter from the Illinois Commissioner.

     (q) Neither the Company nor any Subsidiary is in violation, breach or default of or under its charter or bylaws or any material bond, debenture, note or other evidence of indebtedness or any material contract, agency agreement, indenture, mortgage, loan agreement, lease, joint venture or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, or is in material violation of any federal, foreign, state or local law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, which violation would have a materially adverse effect on the business of the Company and the Subsidiaries on a consolidated basis.

     (r) Neither the Company nor any Subsidiary, nor any of their officers and directors in their role as such, has at any time (i) made any unlawful contributions to any candidate for political office, or failed to disclose fully any such contributions in violation of applicable law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iv) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (v) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (vii) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company or the Subsidiaries; and neither the Company nor any Subsidiary has reimbursed or repaid, directly or indirectly, any officer or director for any such unlawful or improper contribution or payment.

     (s) The Company and the Subsidiaries make and keep accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and the Subsidiaries;
(iii) access to the assets of the Company and the Subsidiaries is permitted only in accordance with management's authorization; and (iv) the reported accountability of the assets of the Company and the Subsidiaries is compared with existing assets at reasonable intervals.

     (t) The deposit accounts of the Banks are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent provided by law, and no proceeding for the termination or revocation of such insurance is pending or threatened.

     (u) The Company and the Subsidiaries are not subject to any directive from the Commission, the OCC, the FDIC, the FRB, the Illinois Commissioner or any other governmental authority to make any material change in the method of conducting their respective businesses and no such directive is pending or threatened by such authorities. The Company knows of no unlawful storage, treatment or disposal of waste by the Company or any Subsidiary (or any of their predecessors-in-interest) at any of the facilities owned thereby, except for such violations which

Everen Securities, Inc.
January __, 1997
Page 11


would not have a material adverse effect on the condition (financial or other), business or prospects of the Company and its Subsidiaries on a consolidated basis and each of the Significant Subsidiaries considered separately; the Company knows of no material spill, discharge, leak, emission, ejection, escape, dumping or release of any kind onto the properties owned by the Company or into the environment surrounding those properties, of any toxic or hazardous substances as defined under any federal, state or local regulations, laws or statutes, except for those releases permissible under such regulations, laws or statutes or otherwise allowable under applicable permits and except for such releases which would not have a material adverse effect on the condition (financial or other), business or prospects of the Company and its Subsidiaries on a consolidated basis and each of the Significant Subsidiaries considered separately.

     (v) The Company knows of no outstanding claims for finder's, origination or underwriting fees with respect to the sale of the Shares.

     (w) The Company has delivered to the Agent a written agreement from the Company and from each director, executive officer and shareholder beneficially owning more than 5% of the outstanding Common Stock of the Company to the effect that the Company or such officer or director will not, without the Agent's prior written consent, sell or otherwise dispose of or transfer, or offer, agree or contract to sell or otherwise dispose of or transfer, any shares or rights to purchase shares of the Common Stock or any interest therein for 180 days after the date of the Prospectus.

     (x) The Company and each Subsidiary maintain insurance of the types and in the amounts required by the rules and regulations of the FRB and the Illinois Commissioner and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

     (y) All material transactions between the Company and the Subsidiaries and the officers, directors and major shareholders (i.e., those shareholders who beneficially own more than 5% of any class of the Company's voting securities) of the Company and the Subsidiaries have been accurately disclosed in the Registration Statement and the Prospectus, and, except as noted therein, the terms of each such transaction are fair to the Company and no less favorable to the Company than the terms that could have been obtained from unrelated parties.

     (z) The Company will not take, directly or indirectly, any action (and does not know of any action taken by its directors, officers, shareholders or others) designed to or which has constituted or which might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     Any certificate signed by an officer of the Company and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

SECTION 4.  COVENANTS OF THE COMPANY

     The Company hereby covenants with you as follows.

Everen Securities, Inc.
January __, 1997
Page 12


     (a) The Company will not, at any time before or after the Registration Statement, including any supplement filed pursuant to Rule 424 under the 1933 Act, is declared effective by the Commission file any amendment to such Registration Statement without so notifying you and without providing you and your counsel a reasonable opportunity to review such amendment.

     (b) The Company will immediately upon receipt of any information concerning the events listed below notify you and promptly confirm the notice in writing:

          (i) of the receipt of any comments from the Commission, the OCC, the FRB, the FDIC, or any other governmental entity with respect to the transactions contemplated by this Agreement;

          (ii) any requests by the Commission or any other governmental entity for any amendment or supplement to the Registration Statement or for additional information;

          (iii) of the issuance by the Commission or any other governmental entity of any order or other action suspending the Subscription and Community Offering or the use of the Registration Statement or the Prospectus;

          (iv) the issuance by the Commission or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or

          (v) of the occurrence of any event mentioned in paragraph (g) below.

     The Company will make every reasonable effort to prevent the issuance by the Commission or any other state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

     (c) The Company will give you notice of its intention to file, and reasonable time to review prior to filing, any amendment or supplement to the Registration Statement or the Prospectus.

     (d) The Company has delivered or will deliver to you and to your counsel two complete conformed copies (including all exhibits) of the Registration Statement, as originally filed and each amendment thereto.

     (e) The Company will furnish to you, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Company authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Shares by the Agent.

     (f) The Company will comply in all material respects with the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the "1934 ACT REGULATIONS"), and all other applicable laws (including state Blue Sky laws) to be complied with prior to, at, and subsequent to the Closing Date. During the periods prior to the

Everen Securities, Inc.
January __, 1997
Page 13


Closing Date and when the Prospectus is required to be delivered, the Company will comply in all material respects, at its own expense, with all requirements imposed upon it by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, including, without limitations, Rule 10b-6 under the 1934 Act, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus.

     (g) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered (including the period after the Expiration Date and prior to the Closing), any event relating to or affecting the Company shall occur, as a result of which it is necessary or appropriate, in the reasonable good faith opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company will, at its expense, forthwith prepare, file with the Commission and furnish to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to you and your counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company will timely furnish to you such information with respect to itself as you may from time to time reasonably request.

     (h) The Company will take all necessary actions, in cooperation with you, and furnish to whomever the Agent may direct such information as may be required to qualify or register the Shares for offering and sale by the Company under the applicable securities or Blue Sky laws of each jurisdiction as you may reasonably designate, provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdictions.

     (i) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without your prior written consent which shall not be unreasonably withheld, any shares of Common Stock other than the Shares or other than in connection with any employee benefit plan or arrangement described in the Prospectus.

     (j) During the period which the Common Stock is registered under the 1934 Act or for the three years from the Closing Date, whichever period is greater, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated statement of condition and consolidated statements of income or operations, changes in shareholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act).

     (k) During the period of three years from the date hereof, the Company will furnish to you: (i) as soon as practicable, a paper copy of each report of the Company furnished generally to shareholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or

Everen Securities, Inc.
January __, 1997
Page 14


quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and of all proxy statements and annual reports to shareholders), a copy of each other report of the Company mailed to its shareholders or filed with the Commission and each report of a public nature filed with the OCC, the FRB, the FDIC, or any other supervisory or regulatory authority or national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and articles released by the Company and such additional documents and information with respect to the Company as you may reasonably request, and (ii) from time to time, such other non-confidential information concerning the Company as you may reasonably request.

     (l) The Company will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (m) Other than as permitted by the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Shares are qualified for sale, the Company will not distribute any Prospectus, offering circular or other offering material in connection with the offer and sale of Shares.

     (n) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     (o) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

     (p) The Company will promptly register the Shares under Section 12(g) of the 1934 Act and not deregister the Shares for a period of at least three years thereafter, unless such registration is no longer required.

     (q) The Company will use its best efforts to obtain approval for quotation of the Shares on the Nasdaq National Market, effective on or prior to the Closing Date and will use its best efforts to maintain such quotation (or, in lieu thereof, listing on a national or regional securities exchange) for a minimum of three years following the Closing Date.

     (r) The Bank designated by the Company will maintain appropriate arrangements for depositing all funds received from persons mailing Order Forms to purchase Shares in the Subscription Offering and the Community Offering until the Closing Date and satisfaction of all conditions precedent to the release of such Bank's obligation to refund payments received from persons ordering Shares in the Subscription and Community Offering as described in the Prospectus or until refunds of such funds have been made to the person entitled thereto and as described in the Prospectus. Such Bank will maintain such records of all funds received as are necessary to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable such Bank to make appropriate refunds of such funds in the event that such funds are required to be made as described in the Prospectus.

     (s) The Company will take such actions and furnish such information as are reasonably

Everen Securities, Inc.
January __, 1997
Page 15


requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation With Respect to Free Riding and Withholding."

     (t) Prior to the Closing Date, the Company will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, without limitation, all decisions, directives and orders of the OCC, the FDIC and the Illinois Commissioner.

     (u) The Company and its Subsidiaries on a consolidated basis and each of the Significant Subsidiaries considered separately will not, prior to the Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transactions, other than in the ordinary course of business, except as contemplated by the Prospectus.

     (v) The Company will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 9 hereof.

     (w) The representations and warranties made in this Agreement will be true and correct as of the date hereof and as of the Closing Date.

SECTION 5.  PAYMENT OF EXPENSES

     The Company agrees to pay all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, the following: (i) the preparation, issuance and delivery of certificates for the Shares to the purchasers in the Subscription and Community Offering; (ii) the fees and disbursements of the Company's counsel, accountants and other advisors; (iii) the qualification of the Shares under all applicable securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky memorandum; (iv) the printing and delivery to you in such quantities as you shall reasonably request of copies of the Registration Statement and the Prospectus, as amended or supplemented and all other documents in connection with this Agreement; (v) filing fees incurred in connection with the review of the Subscription and Community Offering by the Commission and by the NASD; (vi) the fees for listing the shares on the Nasdaq National Market; (vii) fees and expenses relating to advertising expenses, data processing expenses, temporary personnel expenses, stock sale center expenses, investor meeting expenses, and other miscellaneous expenses relating to the marketing by the Agent of the Shares; (ix) the cost of printing all stock certificates and all other documents applicable to the Subscription and Community Offering, including the Order Forms, and the fees and charges of any transfer agent, registrar and other agents; and (x) all reasonable and documented out-of-pocket expenses of EVEREN Securities including without limitation the fees and expenses of your counsel, provided that such reimbursement shall not exceed $75,000 (excluding Blue Sky fees and expenses, including legal fees and expenses) incurred by you in connection with the Offering which shall be payable from time to time upon request. The reimbursement of expenses of the Agent provided in this Section 6 shall be in addition to the amounts payable to the Agent under Section 1 hereof and any amounts which may become payable to the Agent under Sections 7 and 8 hereof.

Everen Securities, Inc.
January __, 1997
Page 16

SECTION 6.  INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless you, your officers, directors, agents, servants and employees and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that you or any of them may suffer or to which you or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse you and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by you or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (a) the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto), (b) any application or other instrument or document of the Company or based upon written information supplied by the Company or their representatives filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "BLUE SKY APPLICATION"), or (c) any application or other document, advertisement, oral statement, or communication ("SALES INFORMATION") prepared, made or executed by or, with its consent, on behalf of the Company, or based upon written or oral information furnished by, or with its consent, on behalf of the Company, in connection with or in contemplation of the transactions contemplated by this Agreement; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), Blue Sky Application or Sales Information or other documentation distributed in connection with the Subscription and Community Offering; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements or alleged untrue statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus or Sales Information made in reliance upon and in conformity with information furnished to the Company by you regarding EVEREN Securities expressly for use in the Prospectus, which information consists of the disclosure included in the Prospectus as the second paragraph under the caption "Terms of the Offering -- Plan of Distribution for the Subscription, Community and Public Offerings."

     (b) You agree to indemnify and hold harmless the Company, its directors, officers, agents, servants and employees, and each person, if any, who controls the Company with the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that you or any of them may suffer or to which you or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse you and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by you or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or

Everen Securities, Inc.
January __, 1997
Page 17

supplement thereto), the Sales Information, or arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that your obligations under this Section 7(b) shall exist only if, and only to the extent, that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto) or the Sales Information in reliance upon and in conformity with information furnished to the Company by you regarding EVEREN Securities expressly for use in the Prospectus, which information consists of the disclosure included in the Prospectus as the second paragraph under the caption "Terms of the Offering -- Plan of Distribution for the Subscription, Community and Public Offerings."

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve it from any liability which it may have on account of this Section 7 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, and such indemnified parties shall not be liable for any fees and expenses of such counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In any action, proceeding or claim, the indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at its own expense unless (i) the parties to any such action, proceeding or claim include both the indemnifying party and the indemnified party and (ii) representation of both parties by the same counsel reasonably would be deemed inappropriate due to actual or potential conflicting interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (other than any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 8.  CONTRIBUTION

     In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or you, the Company or you shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company or you from persons other than the other party thereto, who may also be liable for contribution) to the party entitled to indemnification in such proportion so that you are responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 1 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Subscription and Community Offering and the Company shall be

Everen Securities, Inc.
January __, 1997
Page 18

responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damage or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total gross proceeds from the Subscription and Community Offering (before deducting expenses) received by the Company bears to the total fees (not including expenses) received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid to the Agent under the Agreement. It is understood that the above-stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not also found guilty of such fraudulent misrepresentation. The obligations of the Company and the Agent under this
Section 8 and under Section 7 hereof shall be in addition to any liability which the Company and the Agent may otherwise have. For purposes of this
Section 8, each of your officers and directors and each person, if any, who controls you within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as you and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act, and each officer and director of the Company, shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 8, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 8.

SECTION 9.  CONDITIONS OF THE OBLIGATIONS OF THE AGENT

     Your obligations hereunder are subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of commencement of the Subscription and Community Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company shall have performed in all material respects all of its obligations hereunder to be performed on or before such dates, and to the following further conditions (which are solely for your benefit), unless waived in writing by you:

Everen Securities, Inc.
January __, 1997
Page 19

  (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m., Eastern time, on the date of this Agreement, or with your consent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission or any state authority, and no order or other action suspending the effectiveness of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Commission or any state authority.

  (b) At the Closing Date you shall have received:

  (1) The favorable opinion, dated as of the Closing Date addressed to the Agent and for its benefit, of Vedder, Price, Kaufman & Kammholz, counsel for the Company, and in form and substance satisfactory to EVEREN Securities to the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Illinois with full power and authority to own or lease its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, property, operations or income of the Company and its Subsidiaries on a consolidated basis;

     (ii) an opinion to the same general effect as paragraph (i) of this subsection (1) in respect of each direct and indirect subsidiary of the Company;

     (iii) The Company has an authorized and outstanding capitalization as set forth in the Prospectus and the Shares conform to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights and there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Prospectus. Except as set forth in the Prospectus, there are no holders of the securities of the Company having rights to the registration thereof. The Company has no banking subsidiary other than the Banks. All of the capital stock of each Subsidiary of the Company has been duly authorized, validly issued and is fully paid and non-assessable. Except as set forth in the Prospectus, the Company, directly or indirectly, owns of record and beneficially, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of each of its subsidiaries. There are no options, agreements, contracts or other rights in existence to purchase or acquire from the Company or its subsidiaries any issued and outstanding shares of such subsidiaries;

     (iv) The Shares to be sold by the Company in the Subscription and Community Offering have been duly authorized and, when issued and delivered by the Company pursuant to the Subscription and Community Offering against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefore to such claims as may be asserted against the purchaser by third party claimants; the holders of the Shares will not be subject to personal liability by reason of being such holders; the Shares are not subject to the preemptive rights

Everen Securities, Inc.
January __, 1997
Page 20


of any shareholder of the Company; and all corporate actions required to be taken for the authorization, issue and sale of the Shares have been validly and sufficiently taken;

     (v) This Agreement has been duly and validly authorized, executed and delivered and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except insofar as
(A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought; and (C) such enforcement may be subject to any limitations under applicable law which relate to the indemnification and contribution provisions of this Agreement.

     (vi) The making and performance by the Company of this Agreement has been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach or be in contravention of any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries under any agreement, franchise, license, indenture, lease, mortgage, deed of trust, or other instrument known to such counsel to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or the property of any of them may be bound or affected, or, to such counsel's knowledge, any law, order, judgment, rule or regulation applicable to the Company or any Subsidiary of any government, governmental instrumentality, court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any Subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of, or filing with, any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein, except for compliance with the 1933 Act and applicable Blue Sky laws public and clearance of the Subscription and Community Offering with the NASD;

     (vii) the Registration Statement has become effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; and such counsel does not know of any statutes or regulations or any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required; and

     (viii) the statements under the captions "______________-- Limitation of Liability and Indemnification," "Supervision and Regulation," and "Description of Capital Stock" in the

Everen Securities, Inc.
January __, 1997
Page 21


Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters.

     In rendering such opinion, such counsel may rely, provided that the opinion shall state that you and they are entitled to so rely, as to factual matters on certificates of the officers and employees of, and accountants for, the Company. Such opinion may contain such other qualifications and assumptions as are reasonably acceptable to counsel for the Agent.

     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and representatives of the Agent and its counsel, at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to factual matters upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that have led them to believe that the Registration Statement (other than financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which such counsel need express no belief), as amended or supplemented, if applicable, at the time such Registration Statement or any post-effective amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included therein or omitted .therefrom, as to which such counsel need express no belief) as amended or supplemented, if applicable, as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

     (4) The favorable opinion, dated as of the Closing Date, of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., your counsel, with respect to such matters as you may reasonably require. Such opinion may rely upon the opinion of counsel to the Company as such counsel deems proper in the reasonable exercise of its judgment, and as to matters of fact, upon certificates of officers and directors of the Company delivered pursuant hereto or as such counsel shall reasonably request.

     (5) At the Closing Date, you shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect that to the best of their knowledge after due inquiry: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the financial condition, in the earnings, capital, properties, or business affairs of the Company or any Subsidiary whether or not arising in the ordinary course of business; (ii) the representations and warranties in Section 4 are true and correct with the same force and effect as through expressly made at and as of the Closing Date; (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date under the Agreement, and all other applicable laws (including state Blue Sky laws), regulations, decisions and orders, and will comply in all material respects with all obligations to be

Everen Securities, Inc.
January __, 1997
Page 22

satisfied by them after consummation of the Subscription and Community Offering; (iv) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company, threatened by the Commission or any state authority; and (v) no order suspending the Subscription and Community Offering, or the effectiveness of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (d) Prior to and at the Closing Date: (i) in the reasonable opinion of the Agent, there shall have been no material adverse change in the financial condition, or in the earnings or the business affairs of the Company or any Subsidiary from the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Company or any Subsidiary, from the latest date as of which the financial condition of the Company is set forth in the Prospectus other than transactions referred to or contemplated therein;
(iii) the Company or any Subsidiary shall not have received from the OCC, the FRB, the FDIC or the Illinois Commissioner any direction (oral or written) to make any material change in the method of conducting their businesses with which it has not complied in all material respects (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the businesses, operations or financial condition, income or business affairs of the Company and its Subsidiaries on a consolidated basis or any of the Significant Subsidiaries considered separately; (iv) neither the Company nor any Subsidiary shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness, which default or event would have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries on a consolidated basis or any of the Significant Subsidiaries considered separately; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, operations, financial condition or income of the Company and its Subsidiaries on a consolidated basis or any of the Significant Subsidiaries considered separately; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdiction as set forth in the final Blue Sky memorandum of your legal counsel.

     (e) Concurrently with the execution of this Agreement, the Agent shall receive a letter from KPMG Peat Marwick LLP dated the date of Agreement, and addressed to the Agent: (i) confirming that KPMG Peat Marwick LLP is a firm of independent public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and the 1933 Act and the 1933 Act Regulations and no information concerning its respective relationship with or interests in the Company is required to be disclosed by
Item 10 of the Form S-1, and (ii) stating in effect that in their opinion the combined and consolidated financial statements and financial statement schedules of the Company for the years ended December 31, 1995, 1994 and 1993 as are included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and generally accepted accounting principles; (iii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company and its Subsidiaries prepared by the Company, a reading of the minutes of meetings of the Boards of Directors of the Company

Everen Securities, Inc.
January __, 1997
Page 23


and its Subsidiaries and consultations with officers of the Company responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) during the period from the date of the latest audited financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there was any material increase in borrowings by the Company or any Subsidiary, any material increase in loans greater than ninety days delinquent, any material increases in real estate owned, any material decrease in deposit accounts or any changes in principles or methods of accounting whether by adoption or otherwise (except as disclosed in the Prospectus); or (B) there was any material decrease in consolidated net assets of the Company at the date of such letter from the amounts shown in the latest audited statement of condition included in the Prospectus or there was any material decrease in net interest income, income before income taxes, or net income of the Company for the period from the date of the latest audited statement of operations included in the Prospectus and ended on a specified date not more than five business days prior to the date hereof as compared to the corresponding period in the preceding year; and (iv) stating that, in addition to the examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (iii) of this subsection (e), it has compared with the general accounting records of the Company and/or the Subsidiaries, as applicable, which are subject to the internal controls of the Company's and/or the Subsidiaries', as applicable, accounting system and other data prepared by the Company and/or the Subsidiaries, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

     (f) At the Closing Date, you shall receive a letter from KPMG Peat Marwick LLP, dated the Closing Date, addressed to the Agent, confirming the statements made by it in the letter delivered by it pursuant to subsection (e) of this
Section 9, the "specified date" referred to in clause (iii) thereof to be a date specified in such letter, which shall not be more than five business days prior to the Closing Date.

     (g) At the Closing Date, your counsel shall be furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you.

     (h) The Company or any Subsidiary shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any material change in the consolidated long-term debt of the Company or any material change, or any development involving a prospective material change, in or affecting the general affairs, management, financial position, shareholders' equity, cash flow or results of operations of the Company and its Subsidiaries on a consolidated basis or any of the Significant Subsidiaries considered separately, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is sufficiently

Everen Securities, Inc.
January __, 1997
Page 24


material and adverse as to make it impracticable or inadvisable to proceed with the Subscription and Community Offering or the delivery of the Shares on the terms and in the manner contemplated in Prospectus.

     (i) Subsequent to the date hereof, there shall not have occurred any of the following: (i) any domestic or international event or act or occurrence which has materially disrupted, or in your sole reasonable opinion will in the immediate future materially disrupt the securities markets; (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited; (iii) material governmental restrictions shall have been imposed on trading in securities generally (not in force and effect on the date hereof); (iv) a banking moratorium shall have been declared by federal or New York or Illinois State authorities; (v) the Dow Jones Industrial Average (the "DJIA") shall on any day, from and including the date of this Agreement, have declined 20% or more from the closing D/IA as reported in The Wall Street Journal for the business day immediately preceding the effective date of the Registration Statement; (vi) any outbreak of international hostilities or other national or international calamity or crisis or change in economic or political conditions shall have occurred, if the effect of such outbreak, calamity, crisis or change on the financial markets of the United States would, in your sole judgment, make the offering of the Shares impracticable; (vii) the passage by the Congress of the United States or by any state legislative body of any act or measure, or the adoption or proposed adoption of any orders, rules, legislation or regulations by any governmental body, any authoritative accounting institute or board or any governmental executive which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company, or the market for the Shares; (viii) any material adverse change shall have occurred since the respective dates as of which information is given in the Registration Statement and Prospectus in the financial condition (financial or other) of the Company or in the earnings, affairs or business prospects of the Company and its Subsidiaries on a consolidated basis or any of the Significant Subsidiaries considered separately whether or not arising in the ordinary course of business; or (ix) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority or the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs, which, in your sole opinion, materially and adversely affects, or will materially and adversely affect, the business of the Company and its Subsidiaries on a consolidated basis or any of the Significant Subsidiaries considered separately.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, or by_______________ __, 1997 (unless such date is extended by a written agreement signed by all of the parties hereto), this Agreement and all of your obligations hereunder may be canceled by you by notifying the Company of such cancellation in writing (including facsimile transmissions) or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6, 7 and 8 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Company agrees to reimburse you for all of your out-of-pocket expenses, including without limitation the fees and expenses of your counsel, provided that such reimbursement shall not exceed $75,000 (excluding Blue Sky counsel fees and expenses), subject to the limits expressed in Section 6 hereof, reasonably incurred by you, and your counsel, at its normal rates, in connection with the preparation of the Registration Statement and the Prospectus, and in contemplation of the proposed Subscription and Community Offering.

Everen Securities, Inc.
January __, 1997
Page 25

SECTION 10.  TERMINATION

     (a) In the event the Company elects not to accept any orders for Shares in the Subscription and Community Offering, this Agreement shall terminate upon refund by the Company to each person who has ordered any of the Shares the full amount which it may have received from such persons and no party to this Agreement shall have any obligation to the other hereunder, except for the Company's obligations under Sections 1, 6, 7, 8 and 9 hereof.

     (b) This Agreement may be terminated by the Agent, with respect to the Agent's obligations hereunder, by notifying the Company at any time at or prior to the Closing Date, if any of the conditions specified in Section 9 hereof shall not have been fulfilled when and as required by this Agreement or if the services to be performed by the Agent have not been completed by____________ __, 1997 (unless such date is extended by a written agreement signed by all of the parties hereto).

SECTION 11.  SURVIVAL

     The respective indemnities, agreements, representations, warranties and other statements of the Company and you, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any of your officers or directors or any person controlling you, or the Company or any officer, director or person controlling the Company, and shall survive termination of the Agreement and the receipt or delivery of any payment for the Shares.

SECTION 12.  MISCELLANEOUS

     Notices hereunder, except as otherwise provided herein, shall be given in writing or by telegraph, addressed (a) to the Agent at 77 West Wacker Drive, Chicago, Illinois 60601-1694 (Attention: Barry I. Forrester, Senior Vice President), with a copy (which shall not constitute notice) to Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C. (Attention: Michael J. Gamsky, Esq.), and (b) to the Company at 727 North Bank Lane, Lake Forest, Illinois 60045-1951 (Attention: Howard D. Adams, Chief Executive Officer), with a copy (which shall not constitute notice) to Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60601 (Attention: Jennifer R. Evans, Esq.).

     This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof and no other person will have any right or obligations hereunder. The term "SUCCESSOR" shall not include any purchaser of any of the Shares.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

     This Agreement may be signed in various counterparts which together will constitute one agreement.

     If the foregoing correctly sets forth the arrangement among the Company and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this

Everen Securities, Inc.
January __, 1997
Page 26




letter and your acceptance shall constitute a binding agreement.

                                     Very truly yours,

                                     WINTRUST FINANCIAL CORPORATION



                                     By:______________________________
                                           Howard D. Adams,
                                           Chief Executive Officer



Accepted as of the date first above written.

EVEREN SECURITIES, INC.


By:__________________________
     Barry I. Forrester
     Senior Vice President

                                   EXHIBIT A




     EVEREN Securities ("EVEREN") will consult with and advise the Company as to the matters set forth below.


GENERAL SERVICES

Solicit, analyze, and make recommendations on bids from printing, data processing, and transfer agent firms.

Supervise printing, data processing agent (if any), and transfer agent firms.

Assist in drafting and distribution of press releases as required or appropriate.


FINANCIAL ADVISORY SERVICES

Conduct such review as we deem appropriate.

Provide intensive financial and marketing input for drafting of offering circular.


Recommend:

-    The number of shares and range of prices per share of stock to be issued,
- Subscription priorities among current stockholders, customers, and community members, and
- Limitations on amounts individuals and groups of related individuals may purchase.



SUBSCRIPTION AND DIRECT COMMUNITY OFFERING ENHANCEMENT SERVICES

Design and manage the direct stock sale process:


- Draft all of the marketing materials, such as cover letters, question-and-answer brochures, and the stock order form, to be included in an attractive marketing package along with the prospectus;
- Arrange for the distribution of marketing packages to those whom you wish to target;
- Conduct informational sessions for the Board of Directors, management, and employees so that everyone in the organization is aware of and knowledgeable about the Offerings;

                                   EXHIBIT A




SUBSCRIPTION AND COMMUNITY OFFERING ENHANCEMENT SERVICES (continued)

- Set up and manage a Stock Sale Center staffed with non-commissioned EVEREN Series 7-registered representatives to:
   1.   Solicit investor interest through a telemarketing campaign,
   2.   Meet with prospective investors at the Stock Sale Center,
   3.   Answer telephone inquiries,
   4.   Track prospective investors,
   5. Record stock orders using EVEREN's proprietary scanning and order management software,
   6. Maintain the stock order book and provide transfer agent instructions,
   7.   Mail order acknowledgments,
   8.   Provide senior management with daily reports,
   9.   Handle special situations as they arise, and
   10.  Otherwise assist in the sale of stock;

-  Arrange the logistics of investor information meeting(s) as required;
-  Prepare a slide presentation for investor information meeting(s);
- Prepare a script for presentation by senior management at investor information meeting(s);
- Prepare management for the question-and-answer period at investor information meeting(s); and
- Attend and address investor information meeting(s) and be available to answer questions.


BROKER-ASSISTED SALES SERVICES

In the event the Company wishes to utilize an Assisting Broker structure:


-  Arrange logistics of broker information meeting(s) as required,
-  Prepare a slide presentation for broker information meeting(s),
- Prepare a script for presentation by senior management at broker information meeting(s),
- Prepare management for question-and-answer period at broker information meeting(s),
- Utilize EVEREN's Syndicate Department to encourage and facilitate the attendance of EVEREN's registered representatives and, possibly, those of other broker-dealers at the broker information meetings,
- Attend and address broker information meeting(s) and be available to answer questions, and
- Produce a confidential broker memorandum to assist participating brokers in selling the stock.

                                   EXHIBIT A



UNDERWRITING SERVICES

If sufficient Common Stock remains available after the Subscription and Direct Community Offerings to effect an Underwritten Public Offering and should any investigations and inquiries conducted by EVEREN prove satisfactory, EVEREN would intend to serve as the Lead Managing Underwriter in an Underwritten Public Offering of the Common Stock. Such underwriting would be subject, among other things, to the conditions contained in a separate Underwriting Agreement to be negotiated by the parties (the "Underwriting Agreement").


AFTERMARKET SUPPORT SERVICES

     EVEREN will use its best efforts to act as a market maker in the Company's Common Stock after the Offerings are completed, and to secure a similar commitment from at least one additional firm. For a minimum period of two years following completion of the Offerings, EVEREN will include the Company in its regularly published Banking and Finance equity research program.

                                   EXHIBIT B

                    [SUBJECT TO CLIENT REVIEW AND APPROVAL]


                         WINTRUST FINANCIAL CORPORATION
                           (an Illinois corporation)

                                1,200,000 Shares
                                       of
                                  Common Stock


                      FORM OF SELECTED DEALER'S AGREEMENT


                                                                January __, 1997

Gentlemen:

     We have agreed to assist Wintrust Financial Corporation, an Illinois Corporation (the "COMPANY"), in connection with the Company's offer and sale, on a best efforts basis, of up to 1,200,000 shares of the Company's common stock, without par value (the "SHARES"), at a price of $_____. The Shares and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus dated ________________, 1997 (the "PROSPECTUS").

     In connection with its Subscription and Community Offering, the Company has offered the Shares concurrently in a Subscription Offering (to shareholders of the Company and customers of its banking subsidiaries) and in a concurrent Community Offering to the general public with a preference given to residents of the communities in which the Company's banking subsidiaries have offices. The Shares are also being offered in accordance with the Plan by a selling group of broker-dealers.

     We are offering certain selected dealers (of which you are one) the opportunity to participate in the solicitation of purchase orders for the Shares and we will pay you a fee in the amount of 2.5% of the dollar amount of the Shares sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms of such Shares accompanying the funds transmitted for payment therefor to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder.

     Each order form for the purchase of Share must set for the identity and address of each person to whom the certificate for such Shares should be issued and delivered. Such order form should clearly identify your firm. You shall instruct any purchaser who elects to send his order form to you to make any accompanying check payable to "Wintrust Financial Corporation."

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers which are (i) members in good standing of the National Association of Securities

[SELECTED DEALER]
[       ] [ ], 1997
Page 2


Dealers, Inc. ("NASD") which have at least $25,0000 net capital and which are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding and
Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD which have at least $25,000 net capital who agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Section 8.24 and 36 of the above-mentioned Article III as if they were NASD members, and Section 25 of such Article III as it applies to non-member brokers or dealers in a foreign country. By executing this Agreement, (i) you represent and warrant that you satisfy the standards set forth in this paragraph for participation in the solicitation of offers to buy the Shares and (ii) confirm that you will continue to comply with the requirements of this paragraph until termination of this Agreement.

     Purchase Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any person is authorized by the Company or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of the Shares. No selected dealer is authorized to act as agent for us when soliciting purchase orders for the Shares from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934, as amended) with respect to the Shares during the offering.

     We and each selected dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934, as amended, and applicable state rules and regulations. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934, as amended, as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each selected dealer further agree to the extent that our customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, either (a) upon receipt of an executed order form or direction to execute an order on behalf of a customer, to forward the Price to Public for the Shares ordered on or before twelve noon of the business day following receipt or execution of an order form by us to the Bank designated by Company for deposit in an escrow account or (b) to solicit indications of interest in which event
(i) we will subsequently contact any customer indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the customer's behalf; (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation; (iii) we will debit accounts of such customers on the third business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank designated by Company on or before 12:00 Noon, Central time, on the next business day following the debit date for deposit in the escrow account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date. We and each selected dealer agree that no method of payment, other than as set forth in this paragraph, will be employed for shares of Share sold

[SELECTED DEALER]
[       ] [ ], 1997
Page 3


pursuant to this Agreement.

     Unless earlier terminated by us, this Agreement shall terminate upon the closing date of this offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Shares has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of Illinois.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601-1994. The enclosed duplicate copy will evidence the agreement between us.

                                        Sincerely,

                                        EVEREN SECURITIES, INC.



                                        By:________________________________

[SELECTED DEALER]
[       ] [ ], 1997
Page 4

CONFIRMATION:

     We hereby confirm our agreement to participate in the solicitation of purchase orders for Shares upon the terms and conditions set forth herein and certify that we are a member in good standing of the National Association of Securities Dealers, Inc.



[SELECTED DEALER]


By:____________________

Date:  [        ]  [  ], 1997